HEIN + ASSOCIATES LLP
                  Certified Public Accountants and Consultants
                 with offices in Houston, Dallas and Los Angeles
                  Telephone (303) 289-9600   Fax (303) 298-8118
                          717 17th Street, Suite 1600
                          Denver, Colorado 80202-3330


July 14, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Northern Dancer Corporation (File No. 33-9640-LA)

Dear Sirs:

We have read Item 4 of Northern Dancer Corporation's Form 8-K dated July 13, 1998, and are in agreement with the statements contain in paragraphs 4(b) and
(d) therein as they relate to us.

Very truly yours,


/s/ Hein + Associates LLP
Hein + Associates LLP